ACQUISITION AGREEMENT

DATED AS OF

DECEMBER 31, 2012

BY AND AMONG

30DC, INC.

AND

NETBLOO MEDIA, LTD.

ACQUISITION AGREEMENT

This AGREEMENT, dated as of Decemberr 31, 2012 (the "Agreement"), by and among 30DC, Inc. (TDCH), a Maryland Corporation and Netbloo Media, Ltd., a Hong Kong Corporation, hereafter referred to as "NBM," and is a party to this Agreement.

WHEREAS, TDCH, and NBM desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the Acquisition; and

WHEREAS, the Board of Directors of NBM has approved the TDCH Acquisition of certain interests in assets described on Exhibit A, as being in the best interests of NBM and its stockholders in consideration for 13,487,363 shares of common stock of TDCH.

WHEREAS, the Board of Directors of TDCH has approved the Acquisition by TDCH of certain interests in assets described on Exhibit A, as being in the best interests of TDCH and its stockholders in consideration for 13,487,363 shares of common stock of TDCH.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I

THE CONSIDERATION

.1. Consideration/Acquisition; Effective Time

The Acquisition shall become effective upon the delivery of the transaction documents sufficient to convey assets described on Exhibit A, duly executed, and upon delivery of the following consideration from TDCH to NBM:

> A total of 13,487,368 shares of restricted common stock of TDCH shall be issued to NBM for conveyance by NBM to TDCH of the Assets which assets shall be subject to the Services Agreement as contained on Exhibit B.

*.2.*Effect of the Acquisition

At the Effective Time by virtue of the Acquisition, TDCH shall acquire the Assets listed on Exhibit A from NBM and NBM shall receive 13,487,368 shares of TDCH. The acquisition date shall be deemed as of October 1, 2012 for accounting purposes.

ARTICLE I I

THE CLOSING

SECTION 2.01 Closing.

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Acquisition (the "Closing") shall take place as soon as reasonably practicable (but in no event on less than two (2) business days written notice) after all of the conditions set forth in Article VI are satisfied or, to the extent permitted thereunder, waived, at the offices of TDCH or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date").

ARTICLE II I

REPRESENTATIONS AND WARRANTIES OF TDCH

Except as set forth in the applicable section of the disclosure schedule delivered by TDCH prior to the execution of this Agreement (the "TDCH Disclosure Schedule"), TDCH represents and warrants as follows:

SECTION 3.01 Organization of TDCH; Authority.

TDCH is an Entity duly organized, validly existing and in good standing under the laws of the State of Maryland. TDCH has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of its board of director's approval, the execution, delivery and performance by TDCH of the transaction documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of TDCH, including, without limitation, the approval of the board of directors of TDCH. TDCH is duly qualified or licensed to do business as a foreign Entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a material adverse effect. TDCH has heretofore delivered or made available complete and correct copies of the certificate of incorporation and by-laws of TDCH, and stock transfer records of TDCH, as in effect as of the date of this Agreement.

SECTION 3.02 Capitalization.

The authorized capital stock of TDCH consists of 100,000,000 shares of TDCH Common Stock and 10,000,000 shares of Preferred Stock, of which 73,443,806 shares of TDCH Common Stock are outstanding on the date hereof and no shares of Preferred Stock are outstanding. No other shares of any other class or series of TDCH Common Stock or securities exercisable or convertible into or exchangeable for TDCH Common Stock ("TDCH Common Stock Equivalents") are authorized, issued or outstanding. The outstanding shares of TDCH Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. To TDCH's knowledge, none of the outstanding shares of TDCH Common Stock was issued in violation of any Law, including without limitation, federal and state securities laws. There are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, and, to TDCH's knowledge, voting or transfer of any shares, whether issued or unissued, of TDCH Common Stock, TDCH Common Stock Equivalents or other securities of TDCH except as described on Exhibit C and except for 2012 ESOP plan 4,500,000 unissued options or stock purchase rights. On the Closing Date, the shares of TDCH Common Stock for which shares of Common Stock shall be issued in the Acquisition will have been duly authorized and, when issued and delivered in accordance with this Agreement, such shares of TDCH Common Stock will be validly issued, fully paid and nonassessable.

SECTION 3.03 No Violation; Consents and Approvals.

The execution and delivery by TDCH of the transaction documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of TDCH (b) any Law applicable to TDCH or the property or assets of TDCH, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of TDCH under any contract to which TDCH is a party or by which TDCH or any assets of TDCH may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults which are set forth in Section 3.04 of the TDCH Disclosure Schedule and as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a material adverse effect on TDCH. No Governmental Approval is required to be obtained or made by or with respect to TDCH in connection with the execution and delivery of this Agreement or the consummation by TDCH of the transactions contemplated hereby.

SECTION 3.04 Litigation; Compliance with Laws.

(a) There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of TDCH, threatened against, relating to or affecting TDCH, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of TDCH in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator outstanding against TDCH, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of TDCH in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b) TDCH has complied and is in compliance in all material respects with all laws applicable to TDCH, its business or its assets. Neither TDCH has received notice from any Governmental Entity or other Person of any material violation of law applicable to TDCH, its business or assets. TDCH has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to TDCH, its business or their assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or, to the knowledge of TDCH, threatened to revoke or limit any such license.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF NBM

SECTION 4.01 Organization of Netbloo Media, Inc.; Authority.

NBM is a Corporation duly organized, validly existing and in good standing under the laws of Hong Kong. NBM is duly qualified or licensed to do business as a foreign Entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a material adverse effect. NBM has heretofore delivered or made available complete and correct copies of the certificate of incorporation and Bylaws of NBM, and membership interest records of NBM as in effect as of the date of this Agreement.

SECTION 4.02 Representations and Warranties

Except as set forth in the applicable section of the disclosure schedule delivered to TDCH prior to the execution of this Agreement (the "Disclosure Schedule"), NBM represents and warrants to TDCH as follows:

(a) NBM represents there are no outstanding: (i) options, or other rights to purchase the subject Assets; or (ii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any equity ownership of the Assets. There is no outstanding right, lien, security agreement, option or other agreement of any kind to purchase or otherwise to receive from NBM, or any interest holder of NBM, any ownership or Pledge of the Assets.

SECTION 4.03 No Violation; Consents and Approvals.

The execution and delivery of the transaction documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any laws applicable or the property or assets of NBM, or (b) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of NBM under any contracts to which NBM is a party or by which NBM or any of its assets may be bound. No Governmental Approval is required to be obtained or made by or with respect to NBM in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have an material adverse effect on NBM.

SECTION 4.04 Litigation; Compliance with Laws.

(a) There are: (i) no claims, actions, suits, investigations or proceedings pending or threatened against, relating to or affecting NBM, its business, its assets, or any

employee, officer, director, stockholder, or independent contractor of NBM in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against NBM, its business, its assets, or any employee, officer, director, interest holder , or independent contractor of NBM in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b) NBM shall have complied and are in compliance in all material respects with all laws applicable to NBM, its business or its assets. Parties have not received notice from any Governmental Entity or other Person of any material violation of law applicable to NBM, its business or its assets. NBM has obtained and holds all required licenses (all of which are in full force and effect) from all Government Entities applicable to it, its business or its assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or threatened to revoke or limit any such License.

SECTION 4.05 Financial Statements.

If required under SEC Rules and Regulations, as determined by TDCH as a condition hereof, NBM shall provide at TDCH's sole expense, audited financial statements for the business described on Exhibit A, business related to the assets, complete and true and accurate in all respects, in compliance with GAAP and SEC Rules and Regulations.

SECTION 4.06 Non-Compete

NBM will be subject to a four-year non-compete/non-interference provision covering customers, employees, suppliers and other appropriate aspects of the MagCast and Market Pro Max Businesses. The non-compete will cover all NBM owners, employees and contractors.

SECTION 4.07 Representations & Warranties of Netbloo Media, Inc.

a) NBM represents that it owns 50% of the MagCast Joint Venture and Market Pro Max free and clear of any liens, encumbrances or claims of any kind (other than those implied in the MagCast Joint Venture agreement).

b) NBM represents that, except as jointly owned with 30DC as part of the MagCast Joint Venture, it owns or has rights to use all assets required to operate the MagCast Joint Venture and Market Pro Max businesses.

c) NBM represents that there are a total of three independent contractors utilized in the business with total monthly cost for the three of $7,000 USD.

d) NBM represents that Market Pro Max has approximately 80 active customers.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01 Access to Information.

a) From the date hereof until the Effective Time or the earlier termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents, and with respect to NBM it shall provide to TDCH with respect to NBM, full access, upon reasonable notice and during normal business hours, to such party's facilities and the financial, legal, accounting and other representatives of such party and NBM with knowledge of the business and the assets of such party and NBM and, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of such party and its subsidiaries and NBM that the other party and its respective counsel, accountants, representatives and agents, may reasonably request. No investigation pursuant to this Section 5.01 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Acquisition; it being understood that the investigation will be made for the purposes among others of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party. In the event of the termination of this Agreement, each party, if so requested by the other party, will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made.

b) Each party must not (and must procure each of its respective counsel, accountants, representatives and agents) at any time after the date of this Agreement, other than required by law, disclose or make known in any

way to anyone (other than the other party or its known counsel, accountants, representatives and agents), or use for its own or any other person's benefit any information obtained under Section 5.01 relating to any of the customers, suppliers or affairs of the other party (including any prospective businesses).

SECTION 5.02 No Shop; Acquisition Proposals.

From the date hereof until the Effective Time or the earlier termination of this Agreement, neither NBM nor TDCH shall, nor shall they authorize or permit any of their respective officers, directors or employees or NBM employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereinafter defined), or negotiate with respect to, agree to or endorse any Takeover Proposal (except in any case if the board of directors or special committee of TDCH, as the case may be, determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to do so would constitute a breach of the fiduciary duties of the TDCH' board of directors or special committee, as the case may be, to its stockholders under applicable law). NBM shall promptly advise TDCH and TDCH shall promptly advise NBM, as the case may be, orally and in writing of any such inquiries or proposals and shall also promptly advise TDCH, of any developments or changes regarding such inquiries or proposals. NBM and TDCH shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons, TDCH conducted heretofore with respect to any Takeover Proposal. NBM and TDCH agree not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which NBM or TDCH is a party.

SECTION 5.03 Legal Conditions to Acquisition; Reasonable Efforts.

NBM and TDCH shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the Acquisition and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Acquisition.

SECTION 5.04 Tax Matters.

No representation is made that this is a non-taxable transaction.

ARTICLE VI

CONDITIONS OF THE ACQUISITION

SECTION 6.01 Conditions to Each Party's Obligation to Effect the Acquisition.

The respective obligations of each party to effect the Acquisition and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part by agreement of both parties to the extent permitted by applicable law:

(a) No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Acquisition or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 6.02 Additional Conditions of Obligations of TDCH.

The obligations of TDCH to effect the Acquisition and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by TDCH:

(a) Representations and Warranties. The representations and warranties of NBM set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) Performance of Obligations of NBM. NBM shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Third Party Consents. NBM shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from a majority of its shareholders third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by NBM of this Agreement and the consummation of the transactions contemplated hereby.

(d) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental

Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(e) Deliveries.

At the Closing, NBM shall have delivered to TDCH as to the Assets if any or TDCH shall have otherwise obtained:

(i) NBM's Indebtedness. Any outstanding Indebtedness of NBM for which the assets may be pledged, shall have been fully released or assumed in substance reasonably satisfactory to TDCH;

(ii) Books & Records. All books, records, and financial information, whatsoever, of related to the Assets (business licensed) shall be delivered at closing to TDCH;

(iii) Data & Business information. NBM shall provide all of the data to contracts, customers, and the licensed assets, to TDCH;

(iv) Computer Code. NBM shall provide TDCH with access to computer code for all technology utilized for the MagCast Publishing Platform and Market Pro Max; and

(v) NBM shall convey its joint venture ownership (Exhibit A) in form and substance acceptable to TDCH.

SECTION 6.03 Additional Conditions of Obligations of NBM.

The obligation to effect the Acquisition and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by NBM.

(a) Representations and Warranties. The representations and warranties of TDCH set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) Performance of Obligations of TDCH. TDCH shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other transaction documents, and no suit, action or other

proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(d) Deliveries to NBM.

At the closing TDCH shall have delivered to NBM:

(i) Evidence of the issuance of the common stock set forth in 1.01 hereof; and

(ii) Executed Services Agreement, in the same form as contained in Exhibit B hereof.

ARTICLE VII

TERMINATION

SECTION 7.01 Termination.

This Agreement may be terminated at any time prior to the Effective Time, by TDCH as set forth below:

(a) by mutual consent; or

(b) by TDCH upon written notice to NBM, if: (A) any condition to the obligation of TDCH to close contained in Article VI hereof has not been satisfied by 60 days after date hereof (the "End Date") (unless such failure is the result of TDCH's breach of any of its representations, warranties, covenants or agreements contained herein) or (B) the TDCH stockholders do not approve the Acquisition; or

(c) upon written notice to TDCH by NBM, if any condition to the obligation of NBM to close contained in Article VI hereof has not been satisfied by the End Date (unless such failure is the result of NBM's breach of any of its representations, warranties, covenants or agreements contained herein);

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the parties hereto shall survive the Closing, except those contained in separate documents.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex, e-mail or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

If to TDCH to: 30DC, Inc.
80 Broad Street, Fifth Floor
New York, NY 10004
Attn: Ted Greenberg, CFO
Fax: 212-962-4422
E-Mail: ted.greenberg@30dcinc.com

If to NBM to: Netbloo Media, Ltd.
RmA 7F, 139 Hennessy Road
Wanchai, Hong Kong
Fax:
E-Mail: support@netbloomedia.com

or such other address or number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 9.02 Amendment; Waiver.

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 9.03 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto unless otherwise permitted in this Agreement.

SECTION 9.04 Governing Law.

This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without regard to principles of conflict of laws.

SECTION 9.05 Waiver of Jury Trial.

Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 9.06 Consent to Jurisdiction.

Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in New York for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Delaware shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 9.07 Counterparts; Effectiveness.

Facsimile or e-mail transmissions of any executed original document and/or retransmission of any executed facsimile or e-mail transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 9.08 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.

Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Acquisition until consummation thereof.

SECTION 9.09 Headings.

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 9.10 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 9.11 Severability.

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

SECTION 9.12 Dispute Resolution

(a) All disputes or differences which at any time hereafter arise between the parties in respect of the construction or effect of this Agreement,the rights, duties and liabilities of the parties hereunder or any other matter or event connected with or arising out of this Agreement must be initially referred on notice to each other Party with a summary of the issues in dispute and notification of a time within a period of 14 days after the service of the notice, when the parties or their representatives are to meet to try to resolve the dispute (either at a place within the State of Delaware or via telephone or electronic means).

(b) The parties or their representatives must meet at the time and place (or via the method) specified in the notice to try to resolve the dispute and must, if necessary, continue to negotiate for 2 (two) consecutive business days, unless they otherwise agree to reconvene.

(c) If the dispute has not been resolved by the parties or their representatives by the end of the meeting then any dispute may be referred to a court of competent jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Acquisition Agreement to be duly executed as of the day and year first above written.

Netbloo Media, Ltd.

By:________________________
Name: Jonathan Lint
Title: CEO

30DC, Inc.

By: ________________________
Name:
Title:

EXHIBIT A

Assets

NBM will convey all of the assets of the Joint Venture Interest constituting 50% of the Joint Venture in the MagCast Publishing Platform and all of the assets constituting the Market Pro Max business owned by Netbloo in exchange for shares of common stock in 30DC. TDCH in its capacity as a partner to the MagCast Joint Venture, must consent to the transfer of NBM's Joint Venture Interest. For further clarification, TDCH will own 100% of the MagCast Publishing Platform including any assets developed by NBM prior to formation of the Joint Venture. Assets will include all assets, tangible or intangible, required or used to operate the MagCast Publishing Platform, Market Pro Max business and all business in development including but not limited to MagCast Advertising Platform, MagCast Coaching and Local Business System. Intangible property shall include, but not be limited to, web sites and domain names, blogs, social media such as Facebook, LinkedIn and Twitter, files and source code, software, trademarks, trade names, brand names, goodwill, customer lists, e-mail and any other contact lists, operating manuals, technology plans, applications, contracts, warranties, leases, rights, arrangements, and other assets. NBM will receive proceeds from MagCast Publishing Platform Joint Venture sales through September 30, 2012 net of refunds applicable to any such sales. Market Pro Max is a subscription product, any subscription proceeds received by NBM through September 30, 2012 shall be NBM's to keep and TDCH shall assume deliverability of services subsequent to that date. Any collections by NBM subsequent to September 30, 2012 will be credited against monthly contractor fees due to NBM under the contract for services agreement contained in Exhibit B. TDCH will be liable for operating expenses of the MagCast Publishing Platform Joint Venture and Market Pro Max, including outsourced contractors, subsequent to September 30, 2012.

EXHIBIT B

Contracts for Services Agreement

EXHIBIT C

Outstanding Options and Warrants

2008 Stock Option Plan:

404,000 options to purchase common stock at $0.80 per share

196,000 options to purchase common stock at $0.50 per share

2012 Stock Option Plan:

3,000,000 options to purchase common stock at $0.08 per share

2010 Private Placement:

3,401,522 warrants to purchase common stock at $0.50 per share

Unissued Warrants

161,163 warrants to purchase common stock at $0.0001 per share